                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        DENSE-PAC MICROSYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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
                          DENSE-PAC MICROSYSTEMS, INC.

                                7321 LINCOLN WAY
                         GARDEN GROVE, CALIFORNIA 92841



                                                                    JULY 9, 1998



TO THE SHAREHOLDERS OF DENSE-PAC MICROSYSTEMS, INC.

The Annual Meeting of Shareholders of Dense-Pac Microsystems, Inc. (the "Company") will be held at the Company's offices located at 7321 Lincoln Way, Garden Grove, California on August 14, 1998 at 10:00 a.m., California time.

The Annual Report for the fiscal year ended February 28, 1998 is enclosed herewith. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

The enclosed proxy statement explains the items of business to come formally before the Annual Meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the Annual Meeting.

Your vote is important regardless of the number of shares of the Company's Stock you own, and all stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, please mark, sign, date and mail the enclosed proxy card promptly in the return envelope provided, which requires no postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.


                                        Sincerely yours,


                                        /s/
                                        ----------------------------------------
                                        Uri Levy
                                        Chairman of the Board

                          DENSE-PAC MICROSYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 14, 1998



To The Shareholders of Dense-Pac Microsystems:

Notice is hereby given that the Annual Meeting of Shareholders of Dense-Pac Microsystems, Inc. will be held on Friday, August 14, 1998 at 10:00 a.m. at the Company's offices located at 7321 Lincoln Way, Garden Grove, California for the following purposes:

        I. To elect six directors for the ensuing year to serve until the next annual meeting of shareholders and until their successors are chosen.

        II. To consider and act upon a proposal to approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock which may be subject to options under the plan by 1,000,000 shares.

        III. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche, LLP as independent accountants of the Company for the fiscal year ending February 28, 1999.

        IV. To transact such other business as may properly come before the Meeting and any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business, June 19, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

EVEN THOUGH YOU MAY EXPECT TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.



                               WILLIAM M. STOWELL
                                   Secretary


July 9, 1998

                          DENSE-PAC MICROSYSTEMS, INC.
                                7321 Lincoln Way
                         Garden Grove, California 92641


                                 PROXY STATEMENT



                               GENERAL INFORMATION


SOLICITATION, REVOCATION AND VOTING OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dense-Pac Microsystems, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on August 14, 1998, at the Company's offices located at 7321 Lincoln Way, Garden Grove, California, and at any and all adjournments thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about July 9, 1998.

The accompanying proxy, if properly executed and returned, will be voted as specified by the shareholder or, if no vote is indicated, the proxy will be voted FOR the Board's nominees for director, FOR the proposal to approve the amendment to the Company's 1996 Stock Option Plan and FOR the proposal to ratify the appointment of Deloitte & Touche, LLP as independent accountants for the Company. In addition, as to any other matters or business which may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A shareholder may revoke his or her proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

RECORD DATE AND VOTING RIGHTS

Only shareholders of record of the Company's Common Stock as of the close of business on June 19, 1998 will be entitled to vote at the Annual Meeting. On June 19, 1998, there were outstanding 17,759,800 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

In the election of directors only, each shareholder has the right to cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she is entitled to vote, or to distribute his or her votes on the same principle among as many candidates as he or she sees fit. No shareholder is entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his or her votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected directors. Broker non-votes and votes withheld have no legal effect.

If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to cumulate votes among the nominees with respect to which authority was not withheld or, if the proxy either was not marked or was marked for all nominees, among all nominees. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.


                              ELECTION OF DIRECTORS

The six directors to be elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until the election of their respective successors. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

           THE BOARD RECOMMENDS VOTING "FOR" THE SIX NOMINEES LISTED BELOW.

           Set forth below is information concerning the nominees for director:


      NAME AND YEAR FIRST                        PRINCIPAL OCCUPATION
       BECAME A DIRECTOR       AGE            DURING THE PAST FIVE YEARS
       -----------------       ---            --------------------------

         Aaron Uri Levy         39      Mr. Levy was hired in January 1997 and he is the Company's
              1997                      Chairman, Chief Executive Officer and President. Mr. Levy
                                        holds a Bachelors in Electrical Engineering with honors from the
                                        University of California Irvine and a Masters in Aerospace
                                        engineering, winning the "President's Most Distinguished
                                        Graduate." Prior to joining Dense-Pac, Mr. Levy founded Vivid
                                        Communications, an Internet video conferencing company (1996);
                                        held positions as COO/President of Centennial Technologies,
                                        Inc., manufacturer of memory cards (1994-August 1996); was
                                        President of ACOM Computer, Inc., specializing in laser printing applications, networking and software for IBM AS/400 users
                                        (1989-1994); founded Cygnus Engineering, a computer aided design firm (1987-1989). Mr. Levy is the pioneer of several patents, two of which were applied for in 1997. He is a member of the
                                        Young President's Organization, Tau Beta Pai, and the IEEE. Mr.
                                        Levy is also the author of "Electronic Printing", a book
                                        published by InterQuest in 1993 and was an invited speaker and lecturer at Pepperdine University business program.


      NAME AND YEAR FIRST                        PRINCIPAL OCCUPATION
       BECAME A DIRECTOR       AGE            DURING THE PAST FIVE YEARS
       -----------------       ---            --------------------------


       Charles Dickinson        74      Mr. Dickinson has served twice as Chairman of the Board of
                                        Directors of Solectron Corporation since 1984 and is currently a director; was CEO of privately held Vermont Microsystems, a graphics board company; 1980 to 1984, President and CEO of
                                        Dataproducts Corporation, an OEM supplier of computer printers;
                                        1977 to 1978, Vice President of Manufacturing at Memorex. Prior
                                        to 1977, Mr. Dickinson held various management positions at
                                        Control Data Corporation in the memory and disk drive
                                        businesses.


        Trude C. Taylor         77      Mr. Taylor is the principal of TC Associates, a management
             1989                       consulting firm, since 1986; currently a director of
                                        Plantronics, Inc. and Xylan Corporation, and a Trustee of Harvey
                                        Mudd College, Claremont, California; Chairman of the Board of
                                        Zehntel, Inc., a manufacturer of automatic test equipment for subsystems and printed circuit assemblies, from 1984 to 1988 and
                                        Chief Executive Officer from 1984 to 1986.


        Robert Southwick        64      Mr. Southwick is an independent consultant to the electronics
             1990                       industry, specializing in the areas of technology
                                        applications, market research, product development and
                                        manufacturing processes, for over 20 years.


        Roger G. Claes          52      Mr. Claes is a partner and managing director of Euroventures
             1989                        Benelux Team B.V. which manages Euroventures Benelux I B.V.
                                        and Euroventures Benelux II B.V., European venture capital funds which are shareholders of the Company, since 1987; Managing
                                        Director of Euroventures Benelux I B.V. since 1988.


         Lyle Jensen            47      Mr. Jensen is President/CEO of Dynaco Corporation, which
            1977                        includes three companies - Dynaco, Dynamem, and Comtel
                                        Electronics, since 1988. Prior positions include Vice President
                                        General Manager of Interconics, a division of BMC Industries
                                        (NYSE:BMC) (1984-1987); General Manager of Maine Electronics, a
                                        division of Rockwell International (1980-1984); and President of
                                        Dynaco, a venture capital start-up.


DIRECTORS' COMPENSATION

The Company pays its non-employee directors $1,000 for each Board meeting attended and $300 for each Committee meeting attended which is not held on the same day as a Board meeting, and reimburses out-of-pocket expenses for attending such meetings. In addition, in Fiscal Year 1998, the Company awarded stock options to certain non-employee directors as set forth below:


                               Number of Securities                              Exercise           Expiration
Name                         Underlying Options Granted       Date of Grant      Price/Share           Date
----                         --------------------------       -------------      -----------           ----

Lyle Jensen                           20,000                     09/08/97          $3.14             09/07/07

The exercise price of the options was equal to the fair market value of the Common Stock on the date of grant and the options are exercisable in 25% annual cumulative installments beginning one year after the grant date.

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

The Company's Board of Directors held six meetings during the fiscal year ended February 28, 1998. Each director attended or participated in at least 75% of the Board meetings and/or their committee meetings. The members of the Audit Committee are Robert Southwick and Trude C. Taylor. The Audit Committee is responsible for periodically reviewing the financial condition and the results of audit examinations of the Company with its independent accountants. The Audit Committee met once during the last fiscal year. The members of the Compensation Committee are Robert Southwick and Lyle Jensen. The responsibilities of the Compensation Committee include reviewing and recommending to the Board the compensation, bonuses and employee benefits of senior management. The Compensation Committee met once during the last fiscal year. The Company also has a Stock Option Committee, which is responsible for administering the Company's stock option plans. The members of the Committee are Roger Claes and Trude C. Taylor. The Stock Option Committee met four times during the last fiscal year. The Company currently does not have a nominating committee.



                               EXECUTIVE OFFICERS

The following information is provided with respect to the Company's current executive officers.

AARON URI LEVY, age 39, was elected Chief Executive Officer, President and Chairman of the Board in January 1997. See "Election of Directors for Background."

WILLIAM M. STOWELL, age 42, has served as Vice President, Finance and Chief Financial Officer of the Company since 1987. Mr. Stowell is a CPA with a B.S. in accounting from the University of Southern California and a teaching credential in management information systems. Prior to joining the Company, he served as Chief Financial Officer for Hughes Enterprises and as an audit manager at Price Waterhouse.

JOHN P. SPRINT, age 36, joined the Company in 1990 as a test manager. He served as a production and operations manager, and Vice President of Manufacturing before being elected Vice President, Operations in January 1998. From 1986 until joining the Company, Mr. Sprint was a manager in the test, manufacturing and thick film departments at Northrup Electronics Division.

STEVE FALLAIZE, age 37, joined the Company in February 1997 as Vice President of Military Sales. Mr. Fallaize was U.S. Sales Manager at Mosaic Semiconductor from 1993 to January 1997 and Regional Sales Manager at Hybrid Memory Products in the United Kingdom from 1990 to 1993. Mr. Fallaize has a degree in electronics and communications engineering.

Officers serve at the discretion of the Board of Directors.

                  PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN
                          TO INCREASE NUMBER OF SHARES


At the Annual Meeting, the shareholders will be asked to consider and act upon a proposal to approve an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 2,000,000 shares to 3,000,000 shares. The Board of Directors approved the proposed amendment on April 27, 1998, subject to shareholder approval.

Management believes that this amendment is in the best interests of the Company because of the need to provide options to attract, motivate and retain quality employees, directors, consultants, and advisors to remain competitive in the industry. As of June 19, 1998, of the 2,000,000 shares of Common Stock then authorized for issuance under the Plan, 193,400 shares had been issued upon the exercise of options granted under the Plan, 1,607,000 shares were subject to outstanding options, and 199,500 shares were available for future option grants. At June 19, 1998, the Company had outstanding options to purchase 254,425 shares of Common Stock pursuant to options granted under the Company's prior option plan. If this proposal to increase the number of shares of Common Stock reserved for issuance under the Plan is approved by the shareholders, the Company intends to cause the additional shares of Common Stock that will become available for issuance under the Plan to be registered on a Form S-8 Registration Statement to be filed with the Commission at the Company's expense.

The following summary of the principal provisions of the Plan is subject to the full text thereof. A copy of the Plan will be delivered to any shareholder upon any written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Request should be directed to William M. Stowell, Chief Financial Officer, Dense-Pac Microsystems, 7321 Lincoln Way, Garden Grove, California 92841, (714) 898-0007.

BACKGROUND AND PURPOSE OF THE PLAN

The Company's shareholders approved the Plan at the Annual Meeting of Shareholders held in 1996. The underlying objective of the Plan is to further the interests of the Company by strengthening the desire of employees, directors, consultants, and advisors to continue their employment with or service to the Company and by inducing individuals to become employees, directors, consultants or advisors of the Company through the grant of stock options, and to enable such persons to acquire an equity interest in the Company. Options issued under the Plan may be either incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986 (the "Code"), or non-qualified stock options ("Non-Qualified Options").

SECURITIES SUBJECT TO THE PLAN

Currently, the Plan authorizes the issuance thereunder of 2,000,000 shares of the Company's Common Stock. If the proposed amendment to the Plan is approved, the number of shares of Common Stock reserved for issuance under the Plan would increase from 2,000,000 shares to 3,000,000 shares. In the event of any change in the number of outstanding shares of Common Stock by reason of reorganization, merger, recapitalization, reclassification, stock dividend, stock split, exchange or combination of shares or other similar transactions, appropriate and proportionate adjustment will be made in the number of shares to which outstanding options relate and the exercise price per share.

ADMINISTRATION

The Plan may be administered either by a Committee consisting of at least two directors appointed by the Board of Directors or by the Board of Directors. Currently the Plan is administered by a Committee consisting of Roger Claes and Trude C. Taylor. The Committee has full authority, subject to the provisions of the Plan, to grant options, to designate the optionees and terms of the options, to establish rules and regulations which the Committee deems appropriate for the proper administration of the Plan, and to interpret and make determinations under the Plan. Members of the Committee serve at the discretion of the Board and are eligible to receive options under the Plan, in which event such option grants are approved by the disinterested members of the Board.

ELIGIBILITY

Options may be granted to persons who are employees, directors, consultants, and advisors of the Company or any subsidiary or parent company of the Company. Incentive Options may be granted only to employees of the Company or any subsidiary or parent of the Company. At June 19, 1998, the Company had 94 employees and four non-employee directors who were eligible to receive options under the Plan. At June 19, 1998, executive officers as a group held options (granted under the Plan or otherwise) to purchase 1,139,800 shares, non-employee directors as a group held options to purchase 84,000 shares, and all employees as a group (other than executive officers) held options to purchase 637,725 shares of Common Stock. As of June 19, 1998, the following executive officers named in the Summary Compensation Table and director nominees have been granted options as indicated: Uri Levy, 575,000 options; William M. Stowell, 288,450 options; John P. Sprint, 201,350 options; Charles Gamer, 25,000 options; Steve Fallaize, 50,000 options; Trude C. Taylor, 35,000 options; Robert Southwick, 29,000 options; and Lyle Jensen, 20,000 options. During Fiscal 1998, options to purchase 698,000 shares were granted to 43 individuals. Exercise prices for the options granted range from $2.00 to $3.78 per share. The fair market value of the Company's common stock on June 19, 1998 was $1.875.

TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan expire no later than ten years after the grant date (five years with respect to Incentive Options granted to an optionee who owns, or would be considered to own by reason of Section 424(d) of the Code, more than 10% of the outstanding Common Stock of the Company or any subsidiary on the grant date). An option is exercisable in such amounts and at such times as are determined by the Committee. The purchase price for shares to be issued upon exercise of an option is determined by the Committee at the time of grant, but with respect to an Incentive Option such price may not be less than 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of Incentive Options granted to a person who on the grant date owns or is considered to own more than 10% of the outstanding Common Stock).

If the aggregate fair market value (determined at the time each Incentive Option is granted) of Common Stock for which all Incentive Options held by an optionee (whether granted under the Plan or any other plan of the Company) are exercisable for the first time during any calendar year exceeds $100,000, the amount of such excess will be treated as a Non-Qualified Option.

The exercise price of an option is payable in cash or, with the approval of the Committee, in shares of the Company's Common Stock owned by the optionee, by full recourse promissory note secured by the shares purchased, by cancellation of indebtedness of the Company to the optionee, by waive of compensation due or accrued for services rendered, or through a same day sale arranged through a broker.

Options granted under the Plan are not transferable or assignable other than by will or by the laws of descent and distribution. If an optionee ceases to be employed or retained by the Company for any reason other than death or permanent disability (as defined in the Plan), the option expires on the earlier of three months from the date of such termination or expiration of the term of the option. During the period between the optionee's termination and expiration of the option, the option may only be exercised to the extent that it was exercisable on the date of such termination. Upon the death or permanent disability of an optionee while an employee, director, consultant or advisor, the option expires on the earlier of one year from the date of death or permanent disability or expiration of the term of the option, but can be exercised only to the extent that it could have been exercised on the date of death or permanent disability. The foregoing provisions regarding termination of options upon termination of employment, permanent disability or death may be varied by the Committee with respect to Non-Qualified Options.

These and other terms and conditions of the options are set forth in an agreement which is entered into between the Company and the optionee at the time an option is granted.

DURATION AND MODIFICATION OF THE PLAN AND OPTION

The Plan will remain in effect until all shares covered by options granted under the Plan have been purchased or all rights to acquire the shares have lapsed. No options may be granted under the Plan after February 13, 2007, although the Board of Directors may terminate the granting of options under the Plan at an earlier date or amend or otherwise modify the Plan. Except for adjustments made necessary by changes in the Company's Common Stock the Board of Directors may not, without shareholder approval, increase the total number of shares to be offered under the Plan or materially modify the eligible class of optionees.

The Committee may modify or amend the terms of outstanding options, including to change or accelerate the vesting of an option or to change the exercise price, with the consent of the optionee. The Committee approved option repricings in August/September 1996 and August 1994.

In the event of the liquidation or dissolution of the Company, or upon any reorganization, merger or consolidation in which the Company is not the survivor, or upon the sale (by merger or otherwise) of substantially all of the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding option will terminate unless the surviving or acquiring company agrees to assume, or substitute equivalent awards for, all outstanding options; provided, however, that the Committee may, in its sole discretion, accelerate the vesting of outstanding options or give the optionees advance notice of such event.

FEDERAL INCOME TAX CONSEQUENCE

The following discussion is a summary of certain significant federal income tax consequences of the Plan based on currently applicable provisions of the Code and the regulations promulgated thereon.

GRANT OF STOCK OPTIONS. The grant of an Incentive Option or a Non-Qualified Option under the Plan is not a taxable event to the optionee.

EXERCISE OF NON-QUALIFIED STOCK OPTIONS. An optionee will recognize ordinary income for federal income tax purposes on a date a Non-Qualified Option is exercised. The amount of income recognized is equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares.

The optionee's tax basis in the shares acquired upon the exercise of a Non-Qualified Option is equal to the fair market value of the shares on the exercise date. Different rules apply if an optionee exercises a stock option by surrendering previously owned shares of Common Stock. The optionee will recognize capital gain or loss upon a sale or exchange of the option shares to the extent of any difference between the amount realized and the optionee's tax basis in the shares.

EXERCISE OF INCENTIVE STOCK OPTIONS. An optionee will not recognize income upon the exercise of an Incentive Option. However, the "spread" between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax.

If the optionee does not dispose of the shares received upon exercise of the option within both the two-year period after the Incentive Option was granted and the one-year period after the exercise of the Incentive Option (the "ISO holding periods"), the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. Different rules apply if an optionee exercises a stock option by surrendering previously owned shares of Common Stock.

If the shares acquired upon exercise of an Incentive Option are disposed of before the end of the ISO holding periods, the disposition is a "disqualifying disposition" which results in the optionee recognizing ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain. Different rules apply if an optionee exercises an option by surrendering shares of Common Stock which were previously acquired upon the exercise of an incentive stock option and with respect to which the optionee has not satisfied the ISO holding periods.

COMPANY DEDUCTIONS. The Company generally must collect and pay withholding taxes upon the exercise of a Non-Qualified Option. The Company (or its subsidiary) generally is entitled to a deduction for federal income tax purposes at the same time and in the same amount that the optionee recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. Deductions may be limited by Section 162(m) of the Code with respect to options granted to certain executive officers if the options do not qualify as "performance-based compensation" under that section. Ordinary income recognized by an optionee under the exercise of a Non-Qualified Option or due to a disqualifying disposition of an Incentive Option does not qualify as "performance-based compensation." Neither the Company nor any subsidiary is entitled to a deduction with respect to payments that constitute "excess parachute payments" pursuant to Section 280G of the Code and that do not qualify as reasonable compensation pursuant to that section. Such payments also subject the recipients to a 20% excise tax.

VOTE REQUIRED

Under California corporate law, the affirmative vote of a majority of the shares represented and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum, is necessary for the approval of the proposed amendment to the Plan. Abstentions and broker non-votes are not counted in determining the shares voted, but abstentions and broker non-votes, because they are counted towards a quorum, would have the affect of a vote against the proposal if the shares voting in favor do not constitute at least a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN.

                             EXECUTIVE COMPENSATION

The following tables provide information concerning the compensation of each person who served as chief executive officer during the last fiscal year and the other executive officers whose total salary and bonus exceeded $100,000 in Fiscal Year 1998 (the "Named Officers").

SUMMARY COMPENSATION TABLE



                                                       ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                                       -------------------                        ----------------------

                                                                                          Securities
    Name and                       Fiscal                                                 Underlying              All Other
    Principal Position              Year           Salary                Bonus            Options (#)          Compensation(1)
    ------------------              ----           ------                -----            -----------          ---------------


Aaron Uri Levy,                     1998          $179,000             $ 87,500                   --             $    615
Chairman,                           1997            28,605               17,500              500,000               19,742(2)
Chief Executive Officer
and President

William M. Stowell,                 1998           125,000               26,250               25,000                2,000
Vice President, Finance             1997           115,000(3)            10,000               94,200(4)             2,000
                                    1996           136,763               38,635               55,000(4)             2,000

John P. Sprint                      1998            93,000               15,000               50,000                2,000
Vice President, Operations          1997            67,243(3)            20,333               88,600(4)             2,000
                                    1996            61,389                   --               60,000(4)             2,000

Charles Gamer(5)                    1998            96,922                   --               50,000               68,878(5)
Vice President, Sales and           1997             2,500                   --               50,000                   --
Marketing

Steve Fallaize                      1998           104,551                   --               50,000                  433
Vice President, Military
and Industrial

----------

        (1) In Fiscal Year 1998, includes Company contributions to the 401(k) Plan for the account of each Named Officer up to the amount of $2,000, with the contribution to Mr. Levy at $615 and Mr. Fallaize at $433.

        (2) Pertains to relocation expenses incurred with the hiring of Mr. Levy in January 1997.

        (3) During Fiscal Year 1997, the Company terminated its variable compensation plan and reimbursed all employees the amount of salary reductions they had sustained during the fiscal year under such plan.

        (4) During Fiscal Year 1997, the Company repriced options which were originally granted in Fiscal Year 1996. Pursuant to rules of the Securities and Exchange Commission, such repriced options are included in the number of options granted in Fiscal Year 1997 (the year in which they were repriced) and in Fiscal Year 1996 (the year they were originally granted).

        (5) Mr. Gamer received a severance package from his position of Vice President, Sales and Marketing effective February 10, 1998. The amount disclosed for Mr. Gamer under the column "All Other Compensation" includes $30,130 accrued in Fiscal Year 1998, which is payable through June 1998, in connection with Mr. Gamer's severance package and $38,748 in relocation expenses upon his original hiring. See "Severance Arrangements."


OPTION GRANTS IN LAST FISCAL YEAR


                                                                         % of Total
                                       Number of Securities            Options Granted
                                        Underlying Options              to Employees in      Exercise Price Per        Expiration
     Name                                   Granted (1)                   Fiscal Year             Share (2)              Date
     ----                                   -----------                   -----------             ---------              ----

William M. Stowell                             25,000                        3.6%                   2.03               02/23/07

John P. Sprint                                 25,000                        3.6%                   2.25               09/05/07
                                               25,000                        3.6%                   2.25               11/23/05

Charles Gamer                                  50,000                        7.2%                   2.25               09/05/07

Steve Fallaize                                 25,000                        3.6%                   2.00               05/06/07
                                               25,000                        3.6%                   2.25               09/05/07



        (1) Unless otherwise indicated, the options vest in 25% installments beginning one year after the grant date and are subject to earlier termination in the event of termination of employment, death and certain corporate events. Under the terms of the Company's Stock Option Plans, the Stock Option Committee may modify the terms of outstanding options, including the exercise price and vesting schedule. See "Severance Arrangements."

        (2)     Fair market value of the Common Stock on the grant date.


                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                             Number of Securities
                                                                   Underlying
                                                                   Options at                     Value of Unexercised
                     Shares Acquired       Value                     Fiscal                        In-the-Money Options
       Name            on Exercise      Realized(1)                 Year-End                      at Fiscal Year-End(2)
       ----            -----------      -----------                 --------                      ---------------------

                                                         Exercisable       Unexercisable        Exercisable       Unexercisable
                                                         -----------       -------------        -----------       -------------

Uri Levy                     0                 0           125,000             375,000           $284,375            $703,125
William M. Stowell           0                 0           153,138              85,312            170,094              90,554
John P. Sprint          10,000            15,583            58,850              92,500             51,726              90,275
Steve Fallaize               0                 0                 0              50,000                  0              50,000
Charles Gamer                0                 0            12,500              12,500             13,688              10,938



        (1) Represents the difference between the aggregate market value on the date of exercise and the aggregate exercise price.

        (2) Represents the difference between the aggregate market value on February 28, 1998 ($3.125 per share) and the aggregate exercise price.


SEVERANCE ARRANGEMENTS

In connection with the severance agreement for Charles Gamer, the Company's former Vice President, Sales and Marketing, the Company agreed to a severance package for Mr. Gamer at the rate of $6,666.67 per month and to maintain his medical benefits until the earlier of June 30, 1998 or the date he obtains other full-time employment. The Company also amended Mr. Gamer's options to provide that 25,000 options of the 100,000 options granted during his employment will become exercisable in full on the date he was no longer employed by the Company.


                              CERTAIN TRANSACTIONS

The Company has outstanding loans in the principal amount of $1.8 million payable to Euroventures Benelux II B.V., a Netherlands corporation ("Euroventures"), and $100,000 payable to Trude C. Taylor, a director of the Company. The principal amount of the loans is due in October/November 1999 and bears interest at the rate of 5% per annum with respect to $1.8 million and 8% per annum with respect to $100,000. Interest is payable quarterly under both loans. The loans are secured by all of the Company's assets, but Euroventures has agreed to subordinate its security interest in accounts receivable in order to permit the Company to obtain conventional bank financing for accounts receivable.

In connection with certain amendments to the terms of its loan in October 1995, the Company issued Euroventures four year warrants to purchase 375,000 shares of Common Stock at $7.00 per share. The warrants are redeemable by the Company if the Company's stock price reaches $9.00 per share for 20 consecutive trading days. The warrant exercise price will be subject to downward adjustment if the Company sells Common Stock at a price which is less than $7.00 per share, excluding issuance's pursuant to warrants outstanding at April 1, 1996 and any issuance's pursuant to the Company's stock option plans. In addition, Euroventures has the right to require the Company to register the shares underlying the warrants under the Securities Act of 1933, as amended.

Euroventures is a major shareholder of the Company. See "Ownership of Common Stock." Roger Claes, a director of the Company, is a partner and managing director of Euroventures Benelux Team B.V., which manages Euroventures.


                            OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of June 19, 1998, with respect to ownership of the Company's Common Stock by each person who is known by the Company to own beneficially 5% or more of the Common Stock, each Named Officer, each director of the Company, each nominee for director, and all executive officers and directors of the Company as a group.


                                                                   Shares Beneficially   Percentage
               Name*                                                     Owned            Ownership
               -----                                                     -----            ---------

EBTB II B.V.
Euroventures Benelux Team B.V.
Julianaplein 10
NL-5211 BC's Hertogenbosch
  The Netherlands                                                    4,856,957(1)(2)        27.0%
Euroventures Benelux I B.V.
Julianaplein 10
NL-5211 BC's Hertogenbosch
  The Netherlands                                                    2,559,179              14.2%
Euroventures Benelux II B.V.
Julianaplein 10
NL-5211 BC's Hertogenbosch
  The Netherlands                                                    1,922,778              10.7%

Current directors, director nominees, and executive officers:
-------------------------------------------------------------

Roger Claes                                                              8,500(3)             **
Aaron Uri Levy                                                         260,000(7)            1.4%
William M. Stowell                                                     233,138(5)            1.3%
Robert Southwick                                                        14,000(6)             **
Trude C. Taylor                                                        230,667(7)            1.3%
Charles A. Dickinson                                                         0                **
John P. Sprint                                                          70,600(8)             **
Steve Fallaize                                                               0                **
Charles Gamer                                                            2,500(9)             **
All executive officers and
directors as a group (9 persons)                                       829,405(10)           4.5%


*  Includes addresses of 5% or more shareholders.
** Less than 1%.

1) Includes the shares owned by Euroventures Benelux I B.V. and Euroventures Benelux II B.V., which are widely held venture capital funds. According to filings made with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, Euroventures Benelux Team B.V. is the investment manager of both such funds and has voting and dispositive power over their shares of the Company's Common Stock, and EBTB II B.V. is an indirect beneficial owner of such shares. Under the rules set forth pursuant to the Securities Exchange Act of 1934, more than one person may be deemed to be a beneficial owner of the same securities. See Notes (2) and (3).

2) Includes 375,000 shares subject to currently exercisable warrants. See Notes (1) and (3).

3) Mr. Claes is managing director of Euroventures Benelux I B.V. and a partner and managing director of Euroventures Benelux Team B.V. and EBTB II B.V. See Note (1).

4) Includes 125,000 shares subject to options which are exercisable within 60 days.

5) Includes 158,138 shares subject to options which are exercisable within 60 days.

6) Represents 14,000 shares subject to options which are exercisable within 60 days.

7) Includes 20,000 shares subject to options which are exercisable within 60 days.

8) Includes 67,600 shares subject to options which are exercisable within 60 days.

9) Includes 12,500 shares subject to option which are exercisable within 60 days

10)     See Notes (4) through (9) above.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During Fiscal Year 1998, to the Company's knowledge no persons filed late reports under Section 16(a) of the Securities Exchange Act of 1934. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and 10% shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 28, 1999, and has further directed that management submit the selection of independent public auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1989. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of the majority of the shares represented and voting at the meeting will be required to ratify the selection of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.


                              SHAREHOLDER PROPOSALS

Any shareholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1999 Annual Meeting must submit such proposal so that the Company no later than March 12, 1999 receives it.


                                  ANNUAL REPORT

A copy of the Annual Report on Form 10-KSB for the 1998 fiscal year, including the financial statements and the financial statements schedules required to be filed with the U.S. Securities and Exchange Commission may be obtained by each stockholder of record and each beneficial holder on the record date, without charge. Copies of exhibits to the Form 10-KSB are available for a reasonable fee. All such requests should be made in writing to the Company at 7321 Lincoln Way, Garden Grove, California 92841, attention William M. Stowell, Chief Financial Officer.


                             DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders other than as set forth above. The enclosed proxy gives discretionary authority, however, in the event any additional matters should be presented.




                               WILLIAM M. STOWELL
                                    Secretary



July 9, 1998

                          DENSE-PAC MICROSYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 14, 1998

    KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints AARON URI LEVY and WILLIAM M. STOWELL, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of Common Stock of Dense-Pac Microsystems, Inc. held of record by the undersigned on June 19, 1998 at the Annual Meeting of Shareholders to be held on August 14, 1998, or any adjournment thereof, as designated below.

(1) ELECTION OF DIRECTORS:        [ ] FOR all nominees listed below               [ ] WITHHOLD AUTHORITY
                                  (except as indicated to the contrary below).    to vote for all nominees listed below.

  Roger Claes, Aaron Uri Levy, Robert Southwick, Trude C. Taylor, Lyle Jensen,
                              Charles A. Dickinson

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

(2) APPROVAL OF AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE SUBJECT TO OPTIONS UNDER THE PLAN BY 1,000,000 SHARES.

             FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

(3) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1999.

             FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

(4) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                 (Continued and to be signed on the other side)

                         (Continued from reverse side)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DENSE-PAC MICROSYSTEMS, INC. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF DIRECTORS.

    YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                                                       Date: -------------, 1998

                                                       -------------------------
                                                               SIGNATURE

                                                       -------------------------
                                                               SIGNATURE

                                                       IMPORTANT: Please sign
                                                       exactly as your name or
                                                       names appear on the share
                                                       certificates and when
                                                       signing as an attorney,
                                                       executor, administrator,
                                                       trustee or guardian, give
                                                       your full title as such.
                                                       If the signatory is a
                                                       corporation, sign the
                                                       full corporate name by
                                                       duly authorized officer,
                                                       or if a partnership, sign
                                                       in partnership name by
                                                       authorized person.